Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-162989) on Form S-8 of Edison 401(k) Savings Plan of our report dated June 29, 2021, relating to our audit of the financial statements and supplemental schedules of Edison 401(k) Savings Plan, which appears in this Annual Report on Form 11-K of Edison 401(k) Savings Plan for the year ended December 31, 2020.

/s/ Vasquez & Company LLP

Glendale, California
June 29, 2021